Calculation of Filing Fee Tables
S-4
HBT Financial, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	5,513,480		$ 130,712,092.00	0.0001381	$ 18,051.34
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 130,712,092.00		$ 18,051.34
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 18,051.34
Offering Note
[1]	Rule 457(f) Fee Calculation Details The amount in the "Amount Regitered" column represents the estimated maximum number of shares of HBT Financial, Inc. ("HBT") common stock to be issued upon completion of HBT's acquisition of CNB Bank Shares, Inc. ("CNB") as described in the proxy statement/prospectus contained in the registration statement to which this Exhibit 107 is attached. The amount in the "Maximum Aggregate Offering Price" column is estimated solely for the purpose of calculating the registration fee and has been calculated in accordance with Rule 457(f)(1) and (3) of the Securities Act of 1933 (as amended, the "Securities Act") as follows: the product of (A) $25.00, the last sale price per share of CNB's common stock as reported on the OTCQX on December 1, 2025 and (B) 6,581,722, the estimated maximum number of shares of CNB common stock to be exchanged in the merger, including shares reserved for issuance pursuant to outstanding stock options and restricted stock units as well as shares of common stock issuable upon the conversion of outstanding shares of CNB's preferred stock, minus $33,830,958, the estimated aggregate amount of cash that is to be payable in respect of such shares in connection with the merger. Pursuant to Rule 457(o) of the Securities Act, the registration fee, reflected in the "Amount of Registration Fee" column, has been calculated on the basis of the maximum aggregate offering price. The fee has been calculated in accordance with Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered as calculated pursuant to Rule 457(f)(1) and (3) of the Securities Act by 0.00013810.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A